Certification Pursuant to Sections 906 of the Sarbanes-Oxley  Act  of  2002

Pursuant  to  Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 or Title 18, United States Code), each of the undersigned officers of Military Communications Technologies, Inc. (the "Company") does hereby certify, to such officer's knowledge, that:

The Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided by Military Communications Technologies, Inc. and will be retained by Military Communications Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                   /s/ Roger May
                                   Roger May
                                   Chief  Executive  Officer
                                   Chief  Financial  Officer

October 15, 2003